                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          WILSON BANK HOLDING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies: Common Stock, par value $ per share.

    (2) Aggregate number of securities to which transaction applies: N/A.

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: __.

    (4) Proposed maximum aggregate value of transaction: $______________.

    (5) Total fee paid: $__________.

[ ] Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                           WILSON BANK HOLDING COMPANY
                               LEBANON, TENNESSEE

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Wilson Bank Holding Company:

         The Annual Meeting of Shareholders (the "Annual Meeting") of Wilson Bank Holding Company (the "Company") will be held on Tuesday, April 11, 2000 at 7:00 p.m., (CDT), at the main office of the Company, located at 623 West Main Street, Lebanon, Tennessee 37087, for the following purposes:

         (1) To elect thirteen (13) directors to hold office until the next Annual Meeting and until their successors are duly elected and qualified;

         (2) To ratify the appointment of Maggart & Associates, P.C. as auditors for the Company for 2000; and

         (3) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

         Only shareholders of record at the close of business on March 1, 2000 will be entitled to vote at the Annual Meeting or any adjournment(s) thereof.

         Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters proposed to be acted upon at the Annual Meeting.

                                     By Order of the Board of Directors,

                                           /s/ Jerry L. Franklin

                                     Jerry L. Franklin, Secretary

March 15, 2000

YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU SUBSEQUENTLY DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

                           WILSON BANK HOLDING COMPANY
                               LEBANON, TENNESSEE

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Wilson Bank Holding Company (the "Company") of proxies for the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 11, 2000, at the Company's main office, 623 West Main Street, Lebanon, Tennessee 37087, at 7:00 p.m. (CDT). This proxy material was first mailed to shareholders on or about March 15, 2000.

        All valid proxies which are received will be voted in accordance with the recommendations of the Board of Directors unless otherwise specified thereon. A proxy may be revoked by a shareholder at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

        Only holders of record of the Company's common stock, par value $2.00 per share (the "Common Stock"), at the close of business on March 1, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 1,985,242 shares of Common Stock issued and outstanding, the holders of which are entitled to one vote for each share held on each of the matters to be voted upon at the Annual Meeting. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. The directors shall be elected by a plurality of the votes cast in the election by the holders of Common Stock represented and entitled to vote at the Annual Meeting. Any other matters submitted to the shareholders, besides those proposed in this Proxy Statement, shall be approved by the affirmative vote of a majority of the votes cast by the holders of Common Stock represented and entitled to vote at the Annual Meeting. The Board of Directors of the Company does not know of any other matters which will be presented for action at the Annual Meeting besides those proposed in this Proxy Statement, but the persons named in the proxy (who are directors of the Company) intend to vote or act with respect to any other proposal which may be presented for action according to their best judgment. Abstentions and "non-votes" are accounted as "present" in determining whether a quorum is present. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling, and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company's regular officers or employees personally or by telephone or telegram. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

        Wilson Bank and Trust (the "Bank") is located in Lebanon, Tennessee and is a wholly-owned subsidiary of the Company. The Bank has a wholly-owned subsidiary, Hometown Finance, Inc. (the "Finance Company"), a finance company organized under The Tennessee Industrial Loan and Thrift Companies Act. The Company also owns 50% of DeKalb Community Bank ("DCB"), located in Smithville, Tennessee and 50% of Community Bank of Smith County ("CBSC"), located in Carthage, Tennessee. Except as otherwise stated, or as the context otherwise requires, the information contained herein relates to the Company and the Bank.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        There are no persons who are the beneficial owners of more than 5% of the Company's Common Stock, its only class of voting securities.

        The following table sets forth as of the close of business on the Record Date the beneficial ownership of the Common Stock by all directors, each of the named executive officers set forth herein and the directors and executive officers of the Company as a group (a total of 19 persons).


                                   AMOUNT AND NATURE
NAME AND ADDRESS OF                  OF BENEFICIAL                 PERCENT OF
BENEFICIAL OWNER (1)                   OWNER (2)                    CLASS (%)
--------------------                   ---------                    ---------
Directors
Charles Bell                           38,412                         1.93
Jack W. Bell                           24,538(3)                      1.24
Mackey Bentley                         21,221                         1.06
J. Randall Clemons                     27,899(4)                      1.41
James F. Comer                         15,692(5)                      0.79
Jerry L. Franklin                      26,965(6)                      1.36
John B. Freeman                        17,102                         0.86
Marshall Griffith                      12,543                         0.63
Harold R. Patton                       18,468(7)                      0.93
James Anthony Patton                   15,988                         0.81
H. Elmer Richerson                      3,421                         0.17
John R. Trice                          36,184(8)                      1.82
Robert T. VanHooser                     4,785(9)                      0.24

Executive Officers
Gary Whitaker                           2,585                         0.13

Executive officers and                289,176                        14.56
  directors as a group
   (19 persons)


------------------
(1) The address for each of the directors and executive officers set forth in the table above is 623 West Main Street, Lebanon, Tennessee 37087.
(2) Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated.
(3) Includes 1021 shares held by or on behalf of Mr. J. Bell's children and/or other dependents.
(4) Includes 2,124 shares held by or on behalf of Mr. Clemons' children and/or other dependents, and 499 shares held by Mr. Clemons' wife.

(5) Includes 1,656 shares held by or on behalf of Mr. Comer's children and/or other dependents.
(6) Includes 1,204 shares held by or on behalf of Mr. Franklin's children and/or other dependents.
(7)      Includes 1,225 shares held by Mr. H. Patton's wife.
(8)      Includes 8,326 shares held as trustee by Mr. Trice.
(9) Includes 3,151 shares held jointly by Mr. VanHooser's wife and children.

                      PROPOSAL NO.1: ELECTION OF DIRECTORS

        Directors are elected each year to hold office until the next Annual Meeting and until their successors are duly elected and qualified. The Company's by-laws provide for a minimum of five and maximum of fifteen directors, the exact number to be set by the Company's Board of Directors. The Company's Board of Directors has nominated thirteen individuals to stand for election at the 2000 Annual Meeting. Proxies may not be voted for a greater number of directors than thirteen.

        Unless contrary instructions are received, the enclosed proxy will be voted in favor of the election as directors of the nominees listed below. Each nominee has consented to be a candidate and to serve, if elected. All the nominees currently are serving as directors of the Company. While the Company's Board of Directors has no reason to believe that any nominee will be unable to accept nomination or election as a director, if such event should occur, proxies will be voted with discretionary authority for a substitute or substitutes who will be designated by the Company's current Board of Directors.

        The following table contains certain information concerning the nominees, which information has been furnished to the Company by the individuals named.

                                                                Current Position; Business
                                           Director               Experience During Past
           Nominee              Age         Since                     Five Years (1)
           -------              ---         -----                     --------------
Charles Bell(2)(4)              61          1993       Director; Consultant (1995-Present) and
                                                       President (until 1995) - Lebanon Aluminum
                                                       Products, Inc.
Jack W. Bell(2)(5)              41          1987       Director; Owner - Jack W. Bell Builders, Inc.;
                                                       Vice President of Operations - Lebanon
                                                       Aluminum Products, Inc. (until 1995)
Mackey Bentley                  55          1987       Director; President - Bentley's Electric
                                                       Company, Inc.
J. Randall Clemons(4)(5)        47          1987       President; Chief Executive Officer and Director
                                                       of the Company (since 1992); President, Chief
                                                       Executive Officer and Director of the Bank
James F. Comer(4)               41          1996       Director; Owner - Comer Farms; Vice President
                                                       - Lending and Account Executive of Farm Credit
                                                       Services of America (1980-1995)
Jerry L. Franklin               61          1987       Director; Owner as franchisee of Ponderosa
                                                       Restaurants
John B. Freeman                 60          1987       Director, Chairman - Auto Parts and Service
                                                       Company, Inc.
Marshall Griffith               61          1987       Director; Businessman - Evergreen Company;
                                                       Senior Vice President - Fidelity Federal Savings
                                                       and Loan of Nashville, Tennessee prior thereto
Harold R. Patton(3)             64          1987       Director; General Manager - Wilson Farmers'
                                                       Cooperative
James Anthony Patton(3)         39          1987       Director; Salesman - Custom Packaging,
                                                       Incorporated
H. Elmer Richerson              47          1998       Vice President of the Bank from 1989 until 1994
                                                       and Executive Vice President of the Bank since
                                                       1994
John R. Trice(5)                67          1991       Director (Chairman of the Company's Board of
                                                       Directors); Owner - Trice Appraisal Services
Robert T. VanHooser, Jr.(5)     70          1991       Director; Retired Business Development Officer
                                                       - Wilson Bank and Trust 1991 - 96


-----------------
(1) All directors serve on the Boards of Directors of the Company, the Bank and the Finance Company.
(2)      Charles Bell is the father of Jack W. Bell.
(3)      Harold R. Patton is the father of James Anthony Patton.
(4) Messrs. Clemons, Comer and Charles Bell serve on the Board of Directors of CBSC.
(5) Messrs. Clemons, Trice, VanHooser and J. Bell serve on the Board of Directors of DCB.

DESCRIPTION OF THE BOARD AND COMMITTEES OF THE BOARD

        Each of the Company's directors is elected at the Annual Meeting and serves until the next Annual Meeting and until his successor has been duly elected and qualified. The Board of Directors of the Company also serves as the Board of Directors of the Bank. In 1999, each director received $1,500 per month for his services as a director of the Company and $800 for each Board of Directors' meeting of the Bank and $450 for each committee meeting of the Bank he attended, not to exceed $1,500 per month. In addition, a one-time fee was paid of $1,000.00 to directors of the Company plus $1,520.00 to directors of the Bank for the two planning retreats held during 1999.

        The Company does not have an executive compensation or nominating committee. The Board of Directors of the Company and the Board of Directors of the Bank, based upon recommendations by the Personnel Committee, establish general compensation policies and programs for the Company and the Bank and determine annually the compensation to be paid to Company and Bank employees, including executive officers. The Boards of Directors of the Company and the Bank also act as a nominating committee for directors and officers of the Company and the Bank by developing general criteria concerning the qualifications and selection of directors and officers, (including recommendations made by shareholders of the Company) and recommends candidates for such positions. Shareholder recommendations must be in writing to the attention of the Board of Directors and describe reasons why the shareholder finds the recommended person to be a qualified candidate. The Company does not have an Audit Committee. The Bank, however, does have an Audit Committee, composed of Messrs. Trice, H. Patton, VanHooser, and T. Patton with Mr. Freeman serving as Chairman. The Audit Committee reviews annual and interim reports of the independent auditors and provides advice and assistance regarding the accounting, auditing, and financial reporting practices of the Company and the Bank. The Audit Committee held four meetings during 1999.

        In addition to the Audit Committee, the Board of Directors of the Bank has nine standing committees consisting of the Executive, Personnel, Finance, Marketing, Building, Investment, Long Range Planning, Data Processing, and Trust Committees. The Chairman of the Board of Directors of the Bank (Mr. Freeman) and the President of the Bank (Mr. Clemons) are members of all the committees with the exception that Mr. Clemons is not on the Personnel Committee or Audit Committee.

        The Executive Committee is composed of Messrs. Franklin, H. Patton, Griffith and Trice with Mr. VanHooser serving as Chairman. The Executive Committee reviews corporate activities, makes recommendations to the Board of Directors on policy matters and makes executive decisions on matters that do not require a meeting of the full Board of Directors. The Executive Committee held eleven meetings during 1999.

        The Personnel Committee, composed of Messrs. Bentley, J. Bell and Comer with Mr. H. Patton serving as Chairman, considers and recommends to the Board of Directors the salaries of all Bank personnel. This committee held six meetings during 1999.

        The Finance Committee is the credit review board of the Bank. This committee reviews loan applications meeting certain criteria and approves those found creditworthy. In addition, this committee reviews all loans that are funded. The committee is comprised of five permanent members, Messrs. C. Bell,
J. Bell, Comer and Griffith, with Mr. Bentley serving as Chairman and two "temporary" members, who served for two quarters each. During 1999, Messrs. T. Patton, VanHooser, H. Patton and Franklin each served as temporary members for two quarters. In addition, Mr. Trice served as an advisory member. The Finance Committee held twenty meetings during 1999.

        The Marketing Committee is composed of Messrs. Bentley, Griffith, and
H. Patton, with Mr. Franklin serving as Chairman. The Marketing Committee recommends the direction of the marketing efforts of the Company and the Bank. This committee held four meetings during 1999.

        The Building Committee is composed of Messrs. C. Bell, J. Bell, Bentley and Comer, with Mr. T. Patton serving as Chairman. This committee makes recommendations to the Company's and the Bank's Boards of Directors on the immediate and future building needs of the Company and the Bank. This committee held five meetings during 1999.

        The Investment Committee is composed of Messrs. VanHooser, Griffith and Trice with Mr. C. Bell serving as Chairman. The Investment Committee reviews and directs the investment portfolio of the Bank. This committee held ten meetings during 1999.

        The Long Range Planning Committee is composed of Messrs. C. Bell, Trice and Comer with Mr. J. Bell serving as Chairman. This committee explores strategic opportunities available to the Company and recommends the direction the Company should take on these matters. This committee held three meetings in 1999.

        The Data Processing Committee is composed of Mr. Freeman with Mr. Comer serving as Chairman. The Data Processing Committee reviews the computer hardware and software needs of the Company and makes recommendations regarding purchases thereof to the Board of Directors. This committee held five meetings during 1999. Mr. Comer and Mr. Franklin also serve as the Company's Year 2000 Committee, a sub-committee of the Data Processing Committee. The Company's Year 2000 Committee was charged with investigating the Company's Year 2000 readiness, and making recommendations to the Company regarding solutions to Year 2000 issues. In 1999, the Year 2000 Committee held twelve meetings.

        The Trust Committee, composed of Messrs. Franklin, VanHooser and
T. Patton with Mr. Griffith serving as Chairman, is charged with the oversight of the Bank's trust activities. This committee held ten meetings during 1999.

        During the fiscal year ended December 31, 1999, the Board of Directors of the Bank held fifteen meetings while the Board of Directors of the Company met seventeen times. All incumbent directors attended more than 90% of the aggregate number of meetings of both the Bank's and the Company's Boards of Directors and the committees on which such member served.

EXECUTIVE COMPENSATION

        The following table provides information as to annual, long-term or other compensation during fiscal years 1999, 1998 and 1997 for Mr. Clemons, the Company's Chief Executive Officer, Mr. Richerson, the Bank's Executive Vice President and Gary Whitaker, the Bank's Senior Vice President, the only executive officers of the Company or the Bank with total annual compensation over $100,000.

                           SUMMARY COMPENSATION TABLE


                                                                                Long-Term
                                                                              Compensation
                                              Annual Compensation                Awards
                                              -------------------                ------
                                                                                Number of
                                                                                Securities
      NAME AND PRINCIPAL                                                        Underlying           All Other
           POSITION                 Year         Salary              Bonus      Options(1)        Compensation(2)
           --------                 ----         ------              -----      ----------        ---------------
J. Randall Clemons,                 1999        $181,500            $76,000       4000               $15,493
  President and Chief               1998         165,000             71,000                           15,221
   Executive Officer of             1997         148,887             61,000                           13,125
   the Company and the Bank

H. Elmer Richerson,                 1999        $129,500            $38,000      2,666               $15,493
  Executive Vice                    1998         115,000             35,500                           13,893
   President of the Bank            1997         104,082             30,500                           10,896

Gary Whitaker,                      1999        $112,193            $ 6,543      1,333               $11,497
  Senior Vice President of          1998          92,475              6,259                            9,306
 the Bank                           1997          84,116              5,850                            6,700


----------------------
(1) The number of securities underlying options have been adjusted to reflect the 4 for 3 stock split effective as of September 30, 1999.
(2) Represents the Company's matching grants under the Company's 401(k) plan.

OPTION GRANTS FOR 1999

     The table below sets forth the following information with respect to option grants to the named executive officers during 1999 under the Company's 1999 Stock Option Plan: (i) the number of shares underlying options granted during the year; (ii) the percentage that such options represent of all options granted during the year; (iii) the exercise price; (iv) the expiration date; and (v) the potential realizable value of the options assuming both a 5% and 10% annual return on the underlying common stock for the remaining term of the options.



                                                         INDIVIDUAL GRANTS
                          ---------------------------------------------------------------------------
                                NUMBER OF          PERCENT OF TOTAL                                    POTENTIAL REALIZABLE VALUE AT
                               SECURITIES          OPTIONS GRANTED     EXERCISE                           ASSUMED ANNUAL RATES OF
                           UNDERLYING OPTIONS      TO EMPLOYEES IN       PRICE           EXPIRATION        STOCK APPRECIATION FOR
         NAME               GRANTED(#)(1)(2)           1999 (%)       ($/SHARE)(3)          DATE                OPTION TERMS
-----------------------   --------------------     --------------     --------------   --------------  -----------------------------
                                                                                                          5% ($)           10% ($)
                                                                                                        ---------         ----------
J. Randall Clemons               4,000                 8.28               30.56           9/23/09        76,876             194,819
H. Elmer Richerson               2,666                 5.52               30.56           9/23/09        51,230             129,847
Gary Whitaker                    1,333                 2.76               30.56           9/23/09        25,619              64,923


(1) Options will vest annually over ten years in one-tenth increments beginning September 23, 2000.
(2) The number of shares underlying the options granted has been adjusted to reflect the 4 for 3 stock split effective as of September 30, 1999.
(3) The exercise price per share has been adjusted to reflect the 4 for 3 stock split effective as of September 30, 1999.


PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1999, the Personnel Committee of the Board of Directors of the Bank was composed of Messrs. J. Bell, Bentley, VanHooser and Comer with Mr.
H. Patton serving as Chairman. With the exception of Mr. VanHooser who was an officer of the Bank until 1996, none of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. Mr. J. Bell is the owner of Jack W. Bell Builders, Inc., a construction company that received $1,059,000 from the Company in 1999 for the construction of one new building for the Company. Otherwise, there are no relationships among the Company's executive officers, members of the Personnel Committee or entities whose executives serve on the Board of Directors or the Personnel Committee that require disclosure under applicable regulations of the Securities and Exchange Commission (the "SEC").

STOCK OPTION PLAN

     On April 13, 1999 the shareholders of the Company approved the Company's Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan is administered by the Personnel Committee of the Bank's Board of Directors. The Company has reserved 100,000 shares of the Common Stock for issuance upon the exercise of options which have been granted under the Stock Option Plan. All executive officers and key employees of the Company and the Company's subsidiaries are eligible for participation in the Stock Option Plan. Members of the Company's and the Bank's Boards of Directors are not eligible for participation in the Stock Option Plan. The Personnel Committee, acting as the Plan Committee, in its sole discretion, determines who will participate in the Stock Option Plan.

     During fiscal year 1999, 48,311 (as adjusted for the 4 for 3 stock split effective September 30, 1999) options to purchase shares of the Common Stock were granted. The Personnel Committee determines the vesting schedule of options at the time of grant. Options become 100% vested upon death or disability, if earlier. Options granted under the Stock Option Plan may be incentive or non-qualified stock options. In the case of an incentive stock option, an optionee is not deemed to have received taxable income upon the grant or exercise of the stock option, provided the shares are not disposed of by the optionee for at least one year after the date of exercise and two years after the date of grant. No compensation deduction may be taken by the Company at the time of the grant or exercise of an incentive option, assuming these holding periods are satisfied. In the case of a non-qualified stock option, an optionee is deemed to receive ordinary income upon exercise of the stock option in an amount equal to the amount by which the exercise price is exceeded by the fair market value of the stock. The amount of any ordinary income deemed to be received by the optionee upon the exercise of a non-qualified stock option is a deductible expense of the Company for tax purposes.

     Options granted under the Stock Option Plan have a term of ten years, are not transferable except upon death and continue to be exercisable upon retirement for the lesser of the remainder of the option period, or in the case of a non-qualified stock option, three years, or three months if incentive stock options. In the event of a change in control (as defined in the Stock Option
Plan) of the Company, each outstanding award will become fully vested at the election of the recipient made within 60 days of the change in control. Otherwise, the options would continue to vest as if such change in control had not occurred. The Stock Option Plan may be amended by the Board of Directors of the Company without shareholder approval unless such approval is required to comply with a tax law or regulatory requirement.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Personnel Committee and Performance Graph shall not be incorporated by reference into any such filings.

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions with respect to compensation of the Company's and the Bank's executive officers, including the Chief Executive Officer and the other named executive officers, for fiscal 1999 were made by the Board of Directors of the Bank based upon recommendations by the Personnel Committee. Compensation of executive officers consists of a base salary, an annual bonus, and matching and profit-sharing contributions under the Company's 401(k) plan (as well as health and disability insurance and other non-cash benefits similar to those of all employees of the Bank or Company). No member of the Personnel Committee served as an officer or employee of the Company or any of its subsidiaries during 1999.

     The overarching policy of the Personnel Committee and the Board of Directors in determining executive compensation, including the compensation of the Chief Executive Officer, is to attract and retain the highest quality talent to lead the Company and to reward key executives based upon their individual performance and the performance of the Bank and the Company. The Personnel Committee believes that providing incentives to, and rewarding the performance of, the Company's officers enhances the profitability of the Company.

        In recommending the 1999 base salary of Randall J. Clemons, the Company's and the Bank's Chief Executive Officer, the Personnel Committee reviewed a Tennessee Banking Association ("TBA") 1999 survey of compensation levels for Chief Executive Officers of Middle Tennessee banks or bank holding companies with assets of $100-500 million. The Personnel Committee also reviewed the Chief Executive Officer compensation average for a specific six (6) bank cluster within Middle Tennessee taken from the TBA survey. Decisions regarding compensation were made in view of these sources of information with the intent to compensate the Chief Executive Officer with a comparable base salary.

        The Personnel Committee further considered the Bank's and the Company's overall financial performance in 1999 in recommending Mr. Clemons' base salary (including asset quality and growth, net income, earnings per share and return on equity compared to the previous year). For example, total assets for fiscal 1999 for the Company increased 14.6% compared with 1998, net income increased 8.83% and earnings per share increased 6.33% compared with 1998. Mr. Clemons' base salary increased 9.11% in the same period. Notwithstanding disclosure of certain performance measures in this paragraph, the Personnel Committee's recommendations concerning Mr. Clemons' base salary were not based upon the attainment of any specific quantitative performance objectives.

        The base salary for Mr. Richerson was based on similar criteria and considerations.

        Executive officers are eligible for an annual cash bonus pursuant to a formula determined by the Board of Directors based upon the Company's net income for the fiscal year. In 1999, Mr. Clemons was eligible for, and received, $6,000 for the first $1.25 million of net income earned by the Company and $5,000 for each additional $250,000 of net income earned. Mr. Richerson was eligible for, and received, $3,000 for the first $1.25 million of net income earned by the Company and $2,500 for each additional $250,000 of net income earned.

        Employees, including executive officers, also receive a matching grant of $.35 from the Company for each one dollar ($1) contributed by the employee to the employee's 401(k) account. No employee is entitled to contribute more than $10,000. The Company contributes additional funds into each employee's 401(k) account under a profit-sharing arrangement based upon each employee's base salary as a percentage of the Company's total payroll.

        The compensation levels for fiscal 1999 for members of management other than Mr. Richerson and Mr. Clemons were established by the Personnel Committee based upon the recommendation of the Company's Chief Executive Officer, J. Randall Clemons. Mr. Clemons' recommendations regarding these salaries were based on considerations and criteria similar to those described above.

Harold Patton, Chairman            Jack W. Bell
William Mackey Bentley             John B. Freeman
James F. Comer

SHAREHOLDER RETURN PERFORMANCE GRAPH

        The following graph compares the percentage change in the unaudited total return on the Company's Common Stock against the cumulative total return of the NASDAQ Index and The Carson Medlin Company's Independent Bank Index between December 31, 1994 and December 31, 1999. The graph assumes the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1994 and that all dividends were reinvested.


                           WILSON BANK HOLDING COMPANY
                          FIVE YEAR PERFORMANCE INDEX
                                    (GRAPH)



                                 1994     1995     1996     1997     1998    1999
                                 ----     ----     ----     ----     ----    ----
WILSON BANK HOLDING COMPANY       100     111      124      140      157     194
INDEPENDENT BANK INDEX            100     122      155      235      246     222
NASDAQ INDEX                      100     141      174      213      300     542


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Some directors and principal officers of the Company at present, as in the past, are customers of the Bank and have had and expect to have loan transactions with the Bank in the ordinary course of business. In addition, some of the directors and officers of the Bank are at present, as in the past, affiliated with businesses which are customers of the Bank and which have had and expect to have loan transactions with the Bank in the ordinary course of business. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties. In the opinion of the Board of Directors, these loans do not involve more than a normal risk of collectability or present other unfavorable features.

        During 1999, John R. Trice Appraisals, Inc. was paid an aggregate of $239,000 for 796 appraisals and inspections performed in connection with loans originated by the Bank. This company is owned by John R. Trice, a director of the Company and the Bank. The payments made by the Bank were reimbursed in full by the persons and/or entities whose properties were appraised.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than ten percent shareholders are required by federal securities regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on the Company's review of the copies of such forms, or written representations from certain reporting persons furnished to the Company, the Company believes that its officers, directors and greater than ten percent beneficial owners were in compliance with all applicable filing requirements.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

               PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT AUDITORS

        The Board of Directors of the Company has selected Maggart and Associates, P.C. to serve as independent auditors for the current fiscal year upon the recommendation of the Audit Committee and considers it desirable that the selection of Maggart & Associates, P.C. be ratified by the shareholders. Maggart and Associates, P.C. has served in this capacity for the Company since 1987. A representative of Maggart & Associates is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

                    SHAREHOLDERS' PROPOSALS AND OTHER MATTERS

        Shareholders intending to submit proposals for presentation at the next Annual Meeting and inclusion in the Proxy Statement and form of proxy for such meeting should forward such proposals to J. Randall Clemons, Wilson Bank Holding Company, 623 West Main Street, Lebanon, Tennessee 37087. Proposals must be in writing and must be received by the Company prior to November 16, 2000 in order to be included in the Company's Proxy Statement and form of proxy relating to the 2001 Annual Meeting of Shareholders. Proposals should be sent to the Company by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

        For any other shareholder proposals to be timely (but not considered for inclusion in the Company's Proxy Statement), a shareholder must forward such proposal to Mr. Clemons at the Company's main office (listed above) prior to January 29, 2001.

                                  OTHER MATTERS

        The Board of Directors is not aware of any other matters which may be brought before the Annual Meeting. However, if any matter other than the proposed matters properly comes before the meeting for action, proxies will be voted for such matters in accordance with the best judgment of the persons named as proxies.

        In addition to solicitation by mail, certain directors, officers and regular employees of the Company and the Bank may solicit proxies by telephone, telegram or personal interview for which they will receive no compensation other than their regular salaries. The Company may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Company's Common Stock held of record by such persons and may reimburse them for their reasonable out-of-pocket expenses in connection therewith.

        The Company's 1999 Annual Report is mailed herewith. A copy of the Company's Annual Report to the SEC on Form 10-K for the year ended December 31, 1999, is available without charge to any shareholder upon request.


        By order of the Board of Directors,

        /s/ Jerry L. Franklin

        Jerry L. Franklin

        Secretary

Lebanon, Tennessee
March 15, 2000

Form of Proxy
-------------

                           WILSON BANK HOLDING COMPANY
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NAME AND ADDRESS LABEL

         THIS PROXY IS SOLICITED UPON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 11, 2000.

     The undersigned hereby appoints Harold R. Patton and Mackey Bentley, or either of them, with full power of substitution, as proxies, and hereby authorizes them to vote, as designated, all shares of common stock of Wilson Bank Holding Company, held by the undersigned on March 1, 2000 at the Annual Meeting of Shareholders to be held Tuesday, April 11, 2000 at 7:00 p.m., (CST), at the main office of Wilson Bank and Trust, located at 623 West Main Street, Lebanon, Tennessee 37087 and any adjournment(s) thereof.

1.  ELECTION OF DIRECTORS

         FOR all nominees (except as marked to the contrary below)
----

    Charles Bell          James F. Comer       Marshall Griffith        H. Elmer Richerson
    Jack W. Bell          Jerry L. Franklin    Harold R. Patton         John R. Trice
    Mackey Bentley        John  B. Freeman     James Anthony Patton     Robert T. VanHooser, Jr.
    J. Randall Clemons

         Withhold authority to vote for all thirteen nominees;
----
         Withhold authority to vote for the following nominee(s), write that
----     nominee's name on the line below:


         -----------------------------------------------------------------------

2. RATIFICATION OF MAGGART AND ASSOCIATES, P.C. AS INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

___ FOR                       ___ AGAINST                     ___ ABSTAIN


In their discretion, the proxies are authorized to vote upon such business as may properly come before this meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Signature                                           Date
                            ----------------------       ---------------------

Signature (if held jointly)                         Date
                            ----------------------       -----------------

         Please sign exactly as your name appears on your share certificates. Each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as authorized. If a partnership, please sign in partnership name by an authorized person.

           BE SURE TO MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                 IN THE ADDRESSED POSTAGE PAID ENVELOPE PROVIDED